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Exhibit 14.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 (333-84476), Form S-8 (333-60704) and Form S-8 (333-49982) pertaining to the Employee Share Option Plans of Camtek Ltd. of our report dated March 11, 2003 with respect to the consolidated financial statements of Camtek Ltd. as of December 31, 2002 and for the two years then ended, included in its annual report on Form 20-F for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

/s/ EISNER LLP Eisner LLP New York, New York	/s/ GOLDSTEIN SABO TEVET Goldstein Sabo Tevet Certified Public Accountants (Isr.) Tel Aviv, Israel
June 25, 2004

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  Exhibit 14.1
INDEPENDENT AUDITORS' CONSENT